UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 29, 2017, affiliates of Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership, L.P. (the “Operating Partnership”, and together with the Company and its consolidated subsidiaries, “we” or “our”) completed the previously announced acquisition of the real estate interests of ten acute care hospitals and one behavioral health facility from IASIS Healthcare LLC (“IASIS”), along with ancillary land and buildings, for a combined purchase price and investment of approximately $1.4 billion. The portfolio is now operated by Steward Health Care System LLC (“Steward”), which separately completed its merger transaction with IASIS on September 29, 2017.

Specifically, pursuant to the terms of an asset purchase agreement with IASIS and its affiliates, dated May 18, 2017, we acquired from IASIS and its affiliates all of their interests in the real estate of eight acute care hospitals and one behavioral health facility, along with ancillary land and buildings, for an aggregate purchase price of approximately $700 million. At closing, these facilities were leased to Steward pursuant to the existing master lease agreement. In addition, pursuant to the terms of the agreement, we made mortgage loans in an aggregate amount of approximately $700 million, secured by first mortgages in two acute care hospitals. The real estate master lease and mortgage loans have substantially similar terms, which have an initial fixed term expiration of October 31, 2031 and includes three 5-year extension options, plus annual inflation protected escalators. The initial GAAP yield for the properties under the master lease is approximately 10.2% per annum.

The table below sets forth pertinent details with respect to the hospitals in the acquired portfolio:

Hospital	Property Type	Location	Form of Investment	Licensed Beds
Davis Hospital and Medical Center	Acute care	Layton, UT	Mortgage	220
Jordan Valley Medical Center	Acute care	West Jordan, UT	Mortgage	171
Odessa Regional Medical Center	Acute care	Odessa, TX	Lease	225
Salt Lake Regional Medical Center	Acute care	Salt Lake City, UT	Lease	158
St. Luke’s Medical Center	Acute care	Phoenix, AZ	Lease	219
St. Luke’s Behavioral Health Center	Behavioral health	Phoenix, AZ	Lease	124
Southwest General Hospital	Acute care	San Antonio, TX	Lease	327
Wadley Regional Medical Center at Hope	Acute care	Hope, AR	Lease	79
Tempe St. Luke’s Hospital	Acute care	Tempe, AZ	Lease	87
St. Joseph Medical Center	Acute care	Houston, TX	Lease	790
Mountain Point Medical Center	Acute care	Lehi, UT	Lease	40

Total Licensed Beds				2,440

In addition, in conjunction with the real estate and mortgage loans transactions described above, we invested approximately $100 million in minority preferred interests of Steward. We have no management authority or control of Steward except for certain protective rights consistent with a minority passive ownership interest, such as a limited right to approve certain extraordinary transactions.

We financed the transaction with all-debt financing, which included borrowings under our revolving credit facility and the issuance of unsecured debt securities, and cash on hand.

Item 7.01. Regulation FD Disclosure.

On September 29, 2017, we issued a press release announcing closing of the transactions described above in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of Medical Properties Trust, Inc. and Subsidiaries, and of MPT Operating Partnership, L.P. and Subsidiaries that are required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 29, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: October 5, 2017

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: October 5, 2017